                                                                    Exhibit 3.1

                        CERTIFICATE OF INCORPORATION

                                     OF

                                 EXESS, INC.

     The undersigned incorporator hereby forms a corporation pursuant to the General Corporation Law of the State of Delaware.


                                   ARTICLE
                                     I.

     The name of the Corporation is EXESS, INC.


                                   ARTICLE
                                     II.

     The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, County of New Castle. The registered agent in charge thereof at such address is The Corporation Trust Company.


                                   ARTICLE
                                    III.

     The nature of the business and the objects and purposes proposed to be transacted, promoted, and carried on, are to do any or all things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz.:

           "The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware".


                                   ARTICLE
                                     IV.

     The amount of the total authorized capital stock of this Corporation shall consist of One-Hundred Thousand Dollars ($100,000) divided into 100,000,000 shares of $.001 par value each. All shares shall be designated as Common Stock. Shareholders shall not have pre-emptive rights or be entitled to cumulative voting in connection with the shares of the Company's Common Stock.

                                   ARTICLE
                                     V.

     The name and mailing address of the incorporator of the Company is:


     A.O. Headman, Jr.         420 East South Temple
                               Suite 334
                               Salt Lake City, Utah  84111



                                   ARTICLE
                                     VI.

     The powers of the incorporator(s) shall terminate upon the filing of this Certificate of Incorporation, and the names and mailing addresses of the persons to serve as directors until the first annual meeting of stockholders or until successors are elected and qualify are:


     NAME OF DIRECTOR          MAILING ADDRESS
     ----------------          ---------------

     William Lewis Knudson     105 Skyline Drive
                               Brigham City, UT  84302

     Paul Krambule             5572 South 1000 East
                               Ogden, UT  84405

     Jearold A. Nelson         2470 South 400 West
                               Perry, UT  84302


     The number of members of the Board of Directors shall be fixed from time to time by the Board of Directors. If any vacancy occurs, the remaining directors, by an affirmative vote of a majority thereof, may elect a director to fill the vacancy until the next annual meeting of stockholders.


                                   ARTICLE
                                    VII.

     No contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

     1. The material facts as to his interest and as to the contract or transaction are disclosed or are known tot he Board of Directors or the Committee, and the Board or committee, in good faith, authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

     2. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     3. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee thereof, or the stockholders.

     Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.


                                   ARTICLE
                                    VIII.

     The Board of Directors shall have the power to make, adopt, amend, or repeal the Bylaws of the Corporation.


                                   ARTICLE
                                     IX.

     Section 1. Elimination of Certain Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith of which involve intentional misconduct or a knowing violation of law,
(iii) under Section 74 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 2.  Indemnification and Insurance.

             A. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party or is involved any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the

Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorney's fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her theirs, executors, and administrators; provided, however, that, except as provided in paragraph B hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      B. Right of Claimant to Bring Suit.  If a claim under paragraph A of this
Section is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an action determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

             C. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement vote of stockholders or disinterested directors, or otherwise.

             D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

     The undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file, and record this certificate, and do certify that the facts stated herein are true; and have executed this Certificate of Incorporation.

     Dated: April 11, 1988.

                                               /s/ A.O. Headman, Jr.
                                               -----------------------------
                                               A.O. Headman, Jr.




STATE OF UTAH        )
                     )    ss.
COUNTY OF SALT LAKE  )


     On the 11th day of April, 1988, personally appeared before me, A.O. Headman, Jr., who being by me first duly sworn, declared that he is the person who signed the foregoing document as an incorporator and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 8th day of April, 1988.

                                               /s/ Kristin Brown
                                               -----------------------------
                                               NOTARY PUBLIC
                                               Residing at Salt Lake City, Utah

My Commission expires:
November 1991

                            CERTIFICATE OF MERGER
                                     OF
                          SECURITY ASSOCIATES, INC.
                           AN ILLINOIS CORPORATION
                                    INTO
                                 EXESS, INC.
                           A DELAWARE CORPORATION


     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     Does hereby certify:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:


               Name                State of Incorporation
               ----                ----------------------
     Security Associates, Inc.         Illinois
     Exess, Inc.                       Delaware



     SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

     THIRD: That the name of the surviving corporation of the merger is Exess, Inc., which shall herewith be changed to Security Associates International, Inc., a Delaware corporation.

     FOURTH: That the Certificate of Incorporation of Exess, Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 1865 Miner Street, Des Plaines, Illinois 60016.

     SIXTH: That a copy of the Agreement of Merger will be furnished on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                                           Par Value Per Share
                                              Number       or statement that
                                              of           shares are without
Corporation                    Class          Shares       par value
-----------                    -----          ------       -------------------
Security Associates, Inc.      Common stock   10,000,000   no par value


     EIGHTH: That this Certificate of Merger shall be effective immediately upon its filing with the Secretary of State of Delaware.



Dated: August 21, 1992

                                             EXESS, INC.


                                             By: /s/ Lewis Knudson
                                                 --------------------
                                                     President

ATTEST:

By: /s/ Jearold A. Nelson
    ---------------------
       Secretary

                          CERTIFICATE OF AMENDMENT

                                     TO

                        CERTIFICATE OF INCORPORATION

                                     OF

                   SECURITY ASSOCIATES INTERNATIONAL, INC.


     James S. Brannen and Stephen Rubin, being the President and Secretary, of SECURITY ASSOCIATES INTERNATIONAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify as follows:

     1. That the Board of Directors of the Corporation at a meeting held on October 23, 1992, in accordance with Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted the resolution set forth as Exhibit A proposing an amendment to the Certificate of Incorporation of the Corporation (the "Amendment") and further directed that the Amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration and approval.

     2. That the stockholders of the Corporation approved and adopted the Amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware, by requisite affirmative vote of the stockholders entitled to vote thereon at a meeting of such stockholders duly called and convened pursuant to the laws of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the President and Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment to Certificate of Incorporation this 17th day of December, 1992.


                                          By: /s/ James S. Brannen
                                              ---------------------------
                                              James S. Brannen, President

ATTEST:

By: /s/Stephen Rubin
    -----------------------------
    Stephen Rubin, Secretary

                                  EXHIBIT A


     NOW THEREFORE BE IT RESOLVED, that the Certificate of Incorporation of Security Associates International, Inc. be and hereby is amended (the "Amendment") by deleting Article IV in its entirety and substituting therefor a new Article IV thereby effecting the following: (i) a 10 into 1 reverse stock split of the Corporation's shares of Common Stock (the "Reverse Split"); (ii) a decrease in the total number of authorized shares of Common Stock to 10,000,000; and (iii) the authorization to issue 500,000 shares of Preferred Stock


                                   ARTICLE IV

     The total number of shares of stock which the Corporation shall have authority to issue is 10,500,000 shares, which shall be classified as follows:

     (i) 10,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock");

     (ii) 500,000 shares of Preferred Stock, $10.00 par value per share ("Preferred Stock"), which may be issued from time to time in one or more series. The number of shares, the stated value and interest rate, if any, of each such series and the preferences and relative, participating and special rights and the qualifications, limitations and restrictions shall be fixed in the case of each series by resolution of the Board of Directors at the time of issuance subject in all cases to the laws of the State of Delaware applicable thereto, and set forth in a certificate of designation filed and recorded with respect to each series in accordance with the laws of the State of Delaware."; and

     FURTHER RESOLVED: that in order to effectuate the foregoing, each ten (10) shares of the Corporation's common stock, par value $0.001 per share, which have heretofore been issued and outstanding (the "Pre-Split Shares") shall, upon the effectiveness of the Amendment (the "Effective Time"), be and become converted into one (1) share of the Corporation's validly issued, fully paid and nonassessable Common Stock, par value $0.001 per share (a "New Share"); and

     FURTHER RESOLVED: that no scrip or certificates for fractional New Shares will be issued by reason of the Amendment but, in lieu thereof, fractional New Shares (other than fractional New Shares issuable to holders of ten or more Pre-Split Shares, which fractional New Shares shall be canceled without payment therefor) shall be converted into the right to receive an amount in cash equal the higher of (i) the average of the daily high and low sales prices of the Common Stock as reported in the Pink Sheets published by the National Quotation Bureau, Incorporated (the "Pink Sheets") for the 30 consecutive trading days during the period immediately preceding the Effective Time, or (ii) the average of the high and low sales prices of the Common Stock on the day preceding the Effective Time, as reported in the Pink Sheets (the "Cancellation Price"); and

     FURTHER RESOLVED: that at the Effective Time, the holders of certificates representing Pre-split Shares (other than holders of more than ten Pre-Split Shares) shall cease to have any rights as shareholders of the Corporation and their sole right shall be the right to receive the cash into which their Pre-Split Shares have been converted by the reverse stock split as provided therein; and

     FURTHER RESOLVED: that a property officer of the Corporation is hereby directed to enter into a Exchange Agent Agreement with Fidelity Transfer of Salt Lake City, Utah (the "Exchange Agent"), pursuant to which shareholder may present their certificates representing Pre-Split Shares to the Exchange Agent, and the Exchange Agent will cancel such certificates and issue to such shareholders the Cancellation Price and/or certificates representing New Shares; and

     FURTHER RESOLVED: that, further to effectuate the foregoing, the proper officers of the Corporation be and they are hereby authorized and directed to execute and file with the Secretary of State of Delaware and any other appropriate governmental office appropriate articles of amendment of the Certificate of Incorporation of the Corporation, and authorized and empowered to take all such other action as any of them may deem necessary or desirable to effectuate the foregoing.

                                 CERTIFICATE

                  FOR RENEWAL AND REVIVAL OF CERTIFICATE OF
                                INCORPORATION

     Security Associates International, Inc. a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 20th day of April, 1988 and thereafter voided for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:

     1. The name of the corporation is Security Associates International, Inc.

     2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

     3. The date when revival of the Certificate of Incorporation of this corporation is to commence is the 28th day of February, same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation is to be perpetual.

     4. This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the first day of March, 1995, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation with the laws of Delaware.

     IN WITNESS WHEREOF, said Security Associates International, Inc., in compliance with Section 312 of Title 8 of the Delaware Code has caused this Certificate to be signed by James S. Brannen its last and acting President, this 12th day of August, 1996.

                                    Security Associates International, Inc.


                                    By: /s/ James S. Brannen, President
                                        -------------------------------
                                        (Last and Acting Title)
                                        James S. Brannen

                          CERTIFICATE OF AMENDMENT
                                     TO
                        CERTIFICATE OF INCORPORATION
                                     OF
                   SECURITY ASSOCIATES INTERNATIONAL, INC.


     James S. Brannen and Stephen Rubin, being the President and Secretary of Security Associates International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify as follows:

     1. That the Board of Directors of the Corporation at a meeting held on Decem1ber 19, 1996, in accordance with Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted the resolution set forth on Exhibit A proposing an amendment to the Certificate of Incorporation of the Corporation (the "Amendment") and further directed that the Amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration and approval.

     2. That the stockholders of the Corporation approved and adopted the Amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware, by requisite affirmative vote of the stockholders entitled to vote thereon at a meeting of such stockholders duly called and convened pursuant to the laws of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the President and Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Law of the State of Delaware, under penalties of perjury do hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment to Certificate of Incorporation this 13th day of January, 1997.


                                     By:  /s/ James S. Brannen
                                          ---------------------------
                                          James S. Brannen, President


ATTEST:

By: /s/ Stephen Rubin
    ----------------------------
        Stephen Rubin, Secretary

                                 EXHIBIT "A"
                                 -----------

     NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of Security Associates International, Inc., be and hereby is amended (the "Amendment") by deleting Article IV(i) and (ii) in its entirety and substituting therefor a new Article IV(i) and (ii) as follows:


                                 ARTICLE IV

     The total number of shares of stock which the Corporation shall have authority to issue is 50,500,000 shares, which shall be classified as follows:

     (i) 50,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock")

     (ii) 500,000 shares of Preferred Stock, $10.00 pare value per share ("Preferred Stock"), which may be issued from time to time in one or more series. The number of shares, the stated value and interest rate, if any, of each such series and the preferences and relative, participating and special rights and the qualifications, limitations and restrictions shall be fixed in the case of each series by resolution of the Board of Directors at the time of issuance subject in all cases to the laws of the State of Delaware applicable thereto, and set forth in a certificate of designations filed and recorded with respect to each series in accordance with the laws of the State of Delaware, and

     FURTHER RESOLVED, that, further to effectuate the foregoing, the proper officers of the Corporation be and they are hereby authorized and directed to execute and file with the Secretary of State of Delaware and any other appropriate governmental office appropriate articles of amendment of the Certificate of Incorporation of the Corporation, and authorized and empowered to take all such action as any of them may deem necessary or desirable to effectuate the foregoing.